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                                                                    Exhibit 10.3
                        Norton McNaughton of Squire, Inc.
                               463 Seventh Avenue
                            New York, New York 10018


                                  March 9, 2001



Ms. Amanda J. Bokman
45 East 85/th/ Street
Apt. 9E
New York, New York 10028

Dear Mandi:

                  Reference is made to the Employment Agreement (the "Employment Agreement") dated as of November 5, 1993, as amended, between Norton McNaughton of Squire, Inc. (the "Company") and you. Capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you agree to amend the Employment Agreement as follows:

                  1. Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.   Position, Duties. The Employee shall serve in the
                        ----------------
                  position of Chief Financial Officer of the Company and of McNaughton Apparel Group Inc., a Delaware corporation and the Company's corporate parent (the "Parent"), in the New York City metropolitan area. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said positions, as shall be assigned to her from time to time by the Chairman of the Board, the Chief Executive Officer or the Board of Directors of the Company and/or of the Parent. The Employee shall report to the Chairman of the Board, the Chief Executive Officer and the Board of Directors of the Company and of the Parent.
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                  During the Term, the Employee also agrees to serve, if
                  elected, as an officer of any subsidiary or other affiliate of the Company in the New York City metropolitan area. The Employee shall devote her complete and undivided attention to the performance of her duties and responsibilities hereunder during the normal working hours of executive employees of the Company and the Parent."

                  2. The parenthetical phrase at the end of clause (a) in the first sentence of Section 6.4 is hereby deleted in its entirety and replaced with the phrase "(at the annual rate then in effect").

                  Except as amended hereby, the Employment Agreement shall remain in full force and effect and it is hereby ratified and confirmed by the Company and you.

                  Please sign a copy of this Amendment in the space provided below in order to evidence your agreement with the foregoing.

                                       Very truly yours,



                                       NORTON MCNAUGHTON OF SQUIRE, INC.



                                       By: /s/ Peter Boneparth
                                          ------------------------------
                                          Name:  Peter Boneparth
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President

Agreed and accepted as of
the date first above written:

         /s/ Amanda J. Bokman
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           Amanda J. Bokman